PRESS RELEASE – BRIGNAIS, 16TH NOVEMBER, 2015 – For immediate release

VISION SYSTEMS’ STRATEGIC STEP IN THE MARINE
MARKET WITH SILVER ARROWS MARINE

Vision Systems has been selected by Silver Arrows Marine to equip a motor yacht to be unveiled next spring

On the strength of its expertise in Electronically Dimmable Windows for the aeronautic market, Vision Systems confirms its presence in the boat industry with the development of superior solar protection solutions, providing sleek design and enhanced comfort, for Silver Arrows Marine.

Following Silver Arrows Marine's ambition to conceive a motor yacht presenting many of the design features contained in luxury cars, Vision Systems is developing car-like electric opening side windows and a dimmable-glass roof on which the front part rises up to create a “glass pergola” effect. Vision systems' in-house know-how in kinematics, hydraulic systems, electronics and composite allows the company to provide complete customized systems, Electronically Dimmable Windows including attachment, seal and support, frame in composite or stainless steel, opening mechanisms, and safety devices.

“As an architect of innovations, we are very proud to be part of this splendid project. This key reference in the yacht industry is a great encouragement in our willingness and capacity to innovate”, stated Carl Putman, CEO of Vision Systems. "The complete systems with Electronically Dimmable Windows are breakthrough solutions in the marine market. By exploring new concepts, Silver Arrows Marine revolutionizes the yacht industry with never-before-seen innovations and never-before-lived on-board experience."

"We are aware that ARROW460 - Granturismo is a very challenging project, "says Jacopo Spadolini, CEO of Silver Arrows Marine." With Mercedes-Benz Style, we have created a new formal language in the yachting Industry. Vision Systems has worked closely with us to transform ideas into realities. We are pleased to have found a company able to initiate a co-engineering from a blank sheet of paper "without preconditions" and provide large sliding and lifting windows with high end technologies."

Presented at METS trade show from 17th to 19th November, Amsterdam, Netherlands, Vision Systems' Electronically Dimmable Windows offer a luxury interior design while preserving the view. Based on SPD technology, they are instantly and gradually dimmable from clear to dark to regulate the amount of light and heat entering the boat. They enable more thermal comfort and lower cooling costs as dark when unpowered, and also provide complete privacy by turning dark, opaque white or by integrating a specific coating. Vision Systems' Electronically Dimmable Windows confer instant and precise light-control through a touch panel or on personal tablet. These solutions are suitable for retrofit or new constructions, glass or thermoplastic, flat or curved windows. Furthermore, they are easy to install and to maintain as all the electronics is integrated.

Vision Systems head office: 5 chemin de Chiradie, 69530 Brignais, France - Tel: +33 (0)4 72 31 98 10 - Fax: +33 (0)4 78 05 51 96

Vision Systems North America: 1801 Penn Street, Unit 104, Melbourne, Florida 32901, USA - Tel: +1 321 265 5110

Vision Systems Asia: Visi Sys Asia, 51 Changi Business Park, Central 2, The Signature, Level 04-05, Singapore 486066 -
Tel.: +65 6701 8530

Headquartered near Lyon, France for more than 80 years, with a production unit in Florida, USA, and a trade office in Singapore, Vision Systems is a tier one system supplier in the aeronautics, automotive and marine markets.
Vision Systems Aeronautics designs and produces innovative solutions for business jets, helicopters, regional and continental aircrafts: solar protection, IFEC and composite structures.
Vision Systems Automotive provides global solutions for the land transport and specific vehicles: solar protection, embedded entertainment and connectivity systems, driver protection doors and driver assistance solutions.
Vision Systems Marine offers solar protection, cabin management, and entertainment systems. Vision Systems combines complementary skills in electronics, mechanics and composite to provide ever more innovative solutions for cost reduction, heightened safety and improved comfort.

Sales contact:
Vision Systems: Frédéric Arbaudie, Sales Director farbaudie@visionsystems.fr
Vision Systems Asia: Thomas Lim, Regional Sales Director thomas.lim@visionsystems-asia.com

Press Contact Vision Systems:
Alexandra Martin-Devaud, Communication Manager amartindevaud@visionsystems.fr

Press Contact Silver Arrows Marine:
Paolo Luca Bonaveri, Global Marketing and Communication Director,
paolo.bonaveri@silverarrowsmarine.com

Further information about Vision Systems at: www.vision-systems-marine.com
Further information about Silver Arrows Marine at: www.silverarrowsmarine.com

Vision Systems head office: 5 chemin de Chiradie, 69530 Brignais, France - Tel: +33 (0)4 72 31 98 10 - Fax: +33 (0)4 78 05 51 96

Vision Systems North America: 1801 Penn Street, Unit 104, Melbourne, Florida 32901, USA - Tel: +1 321 265 5110

Vision Systems Asia: Visi Sys Asia, 51 Changi Business Park, Central 2, The Signature, Level 04-05, Singapore 486066 -
Tel.: +65 6701 8530